UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2016

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 291-0510
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2017, Paul Tucker, the Senior Vice President, Chief Operating Officer of USD Group LLC including its predecessors (the Sponsor) and USD Partners GP LLC (the General Partner), the general partner of USD Partners LP (the Partnership), will become the Executive Vice President and Chief Integration & Relationship Officer of the Sponsor and the General Partner. In his new role, Mr. Tucker will be responsible for developing and maintaining the Sponsor’s and the Partnership’s large network of strategic relationships and for facilitating the integration of processes, practices and culture throughout the Sponsor’s and the Partnership’s current and future facilities. Mr. Tucker has served as Senior Vice President and Chief Operating Officer of the General Partner since June 2014. Mr. Tucker also served as the Chief Operating Officer for the Sponsor since its inception. Mr. Tucker’s career in the rail transportation industry spans over 41 years and includes key senior leadership roles on the Union Pacific, Missouri Pacific and Port Terminal Railroad Association (PTRA). Mr. Tucker received a BA in Psychology from Henderson State University and received post-graduate executive leadership development at the University of Pittsburgh and Eckerd College, St. Petersburg, Florida.

Also effective January 1, 2017, Josh Ruple, the Vice President, Project Development of the Sponsor will become the Senior Vice President and Chief Operating Officer of the Sponsor and the General Partner. In this role, Mr. Ruple will be responsible for all operations and project development activities in support of the Sponsor’s and the Partnership’s commercial development vision, mission and tactical growth strategies. Mr. Ruple, age 36, served as Vice President, Project Development Group of the Sponsor since June 2014. From July 2013 through June 2014, Mr. Ruple was the Senior Development Manager for TransDevelopment Group, a developer of specialized transportation facilities for shippers and carriers in the rail, highway, and marine cargo industries. From March 2011 through December 2013, Mr. Ruple was the Vice President Construction Services for Powerhouse Retail Services, a national provider of retail construction and maintenance services. From August 2004 through March 2011, Mr. Ruple worked at the BNSF Railway in positions of increasing responsibility, most recently as Senior Manager of Facility Development. Mr. Ruple received a BS in Civil and Environmental Engineering from the University of Utah and is an active member of both professional and public community organizations.

Neither Mr. Tucker nor Mr. Ruple was appointed pursuant to any arrangement or understanding with any other person.

Neither Mr. Tucker nor Mr. Ruple has any family relationships with any director or executive officer of the General Partner, or any interest in any relationships or related person transactions with the General Partner, or the Partnership, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Dated: December 19, 2016	By:	/s/ Chris Robbins
	Name:	Chris Robbins
	Title:	Vice President and Chief Accounting Officer